EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use in this Amendment No. 4 to Registration Statement (No. 333-41383) and related prospectus on Form S-1 of our report, dated November 21, 1997 (except for Note 3, as to which the date is November 26, 1997), relating to the consolidated financial statements of Alatec Products, Inc. as of December 31, 1996 and for the year then ended. We also consent to the reference to our Firm under the caption "Experts" appearing in the prospectus.

                                                         McGLADREY & PULLEN, LLP

Pasadena, California
February 17, 1998